UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2022

Rhinebeck Bancorp, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-38779	83-2117268
(State or Other Jurisdiction) of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2 Jefferson Plaza, Poughkeepsie, New York		12601
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:(845) 454-8555

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RBKB	The NASDAQ Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17

CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17

CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).     Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01Other Events

On September 15, 2022, Rhinebeck Bancorp, Inc., the holding company for Rhinebeck Bank, issued a press release announcing that it has adopted a program to repurchase up to 247,506 shares of its common stock, which equals approximately 5% of its outstanding common stock (excluding shares held by Rhinebeck Bancorp, MHC).  This is the Company’s first stock repurchase program since completing its mutual holding company reorganization and related initial stock offering in January 2019.

Repurchases are expected to commence after the Company publicly releases its results of operations for the quarter ended September 30, 2022.  Shares may be repurchased in open market or private transactions or pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities and Exchange Commission.

For additional information, reference is made to the Company’s press release dated September 15, 2022, which is attached hereto as an exhibit and incorporated herein by reference.

Item 9.01Financial Statements and Exhibits

(a)Financial Statements of Businesses Acquired. Not applicable.

(b)Pro Forma Financial Information. Not applicable.

(c)Shell Company Transactions. Not applicable.

(d) Exhibits.

Exhibit No.Description

99.1	Press release dated September 15, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

RHINEBECK BANCORP, INC.

DATE: September 15, 2022	By: /s/ Michael J. Quinn
Michael J. Quinn
President and Chief Executive Officer